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                                                              Exhibit (h)(2)(ii)

                             AMENDED AND RESTATED
                                  TRADE NAME
                                      AND
                        SERVICE MARK LICENSE AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT (the "Agreement") made this 23rd day of January, 1999, by and between Wayne Hummer Management Company, an Illinois Corporation, having its principal office and place of business at 300 South Wacker Drive, Chicago, Illinois 60604, hereinafter for convenience referred to as "Adviser," and Wayne Hummer Investment Trust, a Massachusetts business trust having its principal office and place of business at 300 South Wacker Drive, Chicago, Illinois 60604, hereinafter for convenience referred to as "Fund."

     WHEREAS, Adviser has obtained a license together with the right sublicense the trade name and service mark "Wayne Hummer" and the stylized logo "WH" for financial and investment services and organizations, by mesne license from Wayne Hummer Investments L.L.C., a Delaware limited liability company, hereinafter referred to as "Owner"; and

     WHEREAS, Fund desires the right to use said trade name and service mark for the described businesses and services;

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration by each of the parties to the other in hand paid, the receipt of which is hereby acknowledged, and of the following mutual promises, covenants and undertakings, the parties hereto have agreed and do hereby agree as follows:

     1. Adviser hereby grants to Fund and each series thereof a non-exclusive, royalty-free right and license to use (a) the trade name and service mark "Wayne Hummer," and (b) the stylized
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logo "WH," hereinafter collectively referred to as the "Licensed Name and Mark,"
for financial and investment business and services, hereinafter referred to as the "Licensed Businesses and Services," in the territory consisting of the United States of America, its territories and dependencies, hereinafter referred to as the "Licensed Territory."

     2. The nature and quality of the Licensed Businesses and Services in connection with which the Licensed Name and Mark may be used, including but not limited to the manner of use by Fund, shall have the approval of Adviser.

     3. Upon execution of this Agreement and from time to time thereafter, Adviser and/or Owner will furnish Fund with written standards of quality for the Licensed Businesses and Services; and Fund agrees to meet the standards of quality so established. Owner shall be the sole judge of whether or not Fund has met or is meeting the standards of quality so established.

     4. Adviser and Owner shall each have the right to inspect the premises of Fund where the Licensed Businesses and Services are being conducted and offered, at reasonable intervals and during regular business hours in order to determine that said written standards of quality are being met.

     5. Fund shall obtain the written approval of Adviser with respect to all signs, brochures, bulletins, promotional materials, advertising or the like bearing the Licensed Name and Mark prior to the use thereof; and such approval of Adviser shall not be unreasonably withheld. For the term of this Agreement, Fund shall not use a name or mark identical with or confusingly similar to the Licensed Name and Mark except as permitted by the license hereof.

     6. Fund shall have the right to terminate this Agreement at any time upon thirty (30) days' written notice to Adviser.

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     7.   In the event that Fund shall substantially breach any of the terms of this Agreement, Adviser shall have the right to terminate the license granted hereunder by ninety (90) days' written notice to Fund specifying the breach complained of, provided that, if during such ninety (90) day period Fund shall correct the breach, then this license shall continue as if no notice had been given.

     8. Adviser shall have the right to terminate this Agreement immediately in the event of the bankruptcy of Fund, or upon the appointment of a receiver for the assets of Fund, or in the event Fund shall make an assignment for the benefit of creditors, or in the event that Adviser shall cease to act as the investment adviser to the Fund, or in the event that Owner shall cease to act as the distributor and shareholder service agent for the Fund.

     9. Fund agrees: (a) that nothing contained in this Agreement shall give Fund any right, title or interest in the Licensed Name and Mark, except the right to use the Licensed Name and Mark in accordance with the terms of this Agreement; (b) that the Licensed Name and Mark is the sole property of Owner; and (c) that any and all uses of the Licensed Name and Mark by Fund shall inure to the benefit of Owner.

     10. Fund agrees not to raise or to cause to be raised any questions concerning or objections to the validity of the Licensed Name and Mark or any registrations thereof or to the right of Owner thereto, on any grounds whatsoever.

     11. In the event of cancellation or termination of this Agreement in accordance with Paragraphs 6, 7 or 8 hereof, Fund shall thereupon cease to use and shall never again use the Licensed Name and Mark and to deliver to Adviser, free of any charge to adviser, all signs, brochures, bulletins, promotional materials, advertising or the like bearing the Licensed Name and Mark that are then in the possession of Fund.

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     12.  In the event of cancellation or termination in accordance with the provisions of Paragraphs 6, 7 or 8 hereof, Fund's obligations and agreements set forth in Paragraphs 9, 10 and 11 hereof shall remain in full force and effect.

     13. Fund agrees to notify Adviser of any adverse use in the Licensed Territory of a name or names or a mark or marks confusingly similar to the Licensed Name and Mark and agrees to take no action of any kind with respect thereto except by the express written authorization of Adviser and concurrence by Owner; and Owner agrees to protect Fund against any unauthorized use, in the Licensed Territory, of the Licensed Name and Mark, or any name or mark confusingly similar thereto, to the extent that Owner, upon being given notice of activities deemed to constitute an infringement of the Licensed Name and Mark and upon concurring in the determination that such activities constitute infringement, which concurrence shall not be unreasonably withheld, shall file suit or resolve the matter within ninety (90) days of such notification. In any suit brought by Owner for infringement of the Licensed Name and Mark, Fund shall have the right to be represented by counsel of its own selection and at its own expense.

     14. The license herein granted shall not be assignable or transferable in any manner whatsoever nor shall Fund have the right to grant any sublicenses.

     15. This Agreement embodies the entire understanding of the parties and supersedes any prior understanding or agreement entered into by the parties either written or oral. No variation or modification of this Agreement or waiver of the terms or provisions hereof shall be operative or valid unless in writing and signed by both parties.

     16. All notices, disclosures and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or mailed by certified mail addressed to the parties as

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indicated hereinabove or to such other address as either of the parties may furnish to the other in writing.

     17. This Agreement is executed by or on behalf of the Fund and the Adviser is hereby expressly put on notice of the limitation of Shareholder liability as set forth in the Fund's Agreement and Declaration of Trust filed with the Secretary of the Commonwealth of Massachusetts and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligations from the Shareholders or any Shareholder of the Fund. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or Officers of the Fund or any individual Trustee or Officer.

     18. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 17 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 14 hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the day and year first set forth above.



                              WAYNE HUMMER INVESTMENT TRUST

                              By:  /s/ Thomas J. Rowland
                                   ---------------------


                              WAYNE HUMMER MANAGEMENT COMPANY

                              By:  /s/ Thomas J. Rowland
                                   ---------------------



CONSENTED TO:

WAYNE HUMMER INVESTMENTS L.L.C.
By:  /s/ Raymond L. Kratzer
     ----------------------
Date:  January 23, 1999

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